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                                                                      EXHIBIT 11

                            MITCHAM INDUSTRIES, INC.
                      STATEMENT RE COMPUTATION OF EARNINGS
                                    PER SHARE
                 (IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

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                                                                  THREE MONTHS ENDED                      NINE MONTHS ENDED
                                                                      OCTOBER 31,                            OCTOBER 31,
                                                            -------------------------------        -------------------------------
                                                               1999                1998               1999                1998
                                                            -----------         -----------        -----------         -----------
COMPUTATION OF BASIC EARNINGS
  PER COMMON SHARE:

Net income (loss)                                           $    (1,070)        $       988        $    (4,404)        $     3,519
                                                            -----------         -----------        -----------         -----------
Weighted average number of common shares outstanding          9,551,000           9,516,000          9,550,000           9,486,000

Earnings per common share                                   $     (0.11)        $      0.10        $     (0.46)        $      0.37
                                                            ===========         ===========        ===========         ===========

COMPUTATION OF EARNINGS PER COMMON SHARE
  ASSUMING DILUTION:

Net income (loss)                                           $    (1,070)        $       988        $    (4,404)        $     3,519
                                                            -----------         -----------        -----------         -----------

Weighted average number of common shares outstanding          9,551,000           9,516,000          9,550,000           9,486,000

Net effect of dilutive stock options and warrants
   based on the treasury stock method, using
   the average market price                                          --              94,000                 --             196,000
                                                            -----------         -----------        -----------         -----------

Common shares outstanding assuming dilution                   9,551,000           9,610,000          9,550,000           9,682,000
                                                            ===========         ===========        ===========         ===========
Earnings per common share assuming dilution                 $     (0.11)        $      0.10        $     (0.46)        $      0.36
                                                            ===========         ===========        ===========         ===========
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